                                                                     EXHIBIT 4.1
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                                   RENEX CORP.


                                       AND

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                  RIGHTS AGENT



                                RIGHTS AGREEMENT



                          DATED AS OF NOVEMBER 6, 1998













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                                TABLE OF CONTENTS

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SECTION                                                                                                        PAGE
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
1.      Definitions...............................................................................................1

2.      Appointment of Rights Agent...............................................................................4

3.      Issuance of Rights Certificates...........................................................................5

4.      Form of Rights Certificates...............................................................................6

5.      Countersignature and Registration.  ......................................................................7

6.      Transfer, Split Up, Combination and Exchange of Rights Certificates;
        Mutilated, Destroyed, Lost or Stolen Right Certificates...................................................8

7.      Exercise of Rights; Purchase Price; Expiration Date of Rights.............................................8

8.      Cancellation and Destruction of Right Certificates.......................................................10

9.      Reservation and Availability of Preferred Stock..........................................................10

10.     Preferred Stock Record Date..............................................................................12

11.     Adjustment of Purchase Price; Number of Shares or Number of Rights.......................................12

12.     Certificate of Adjusted Purchase Price or Number of Shares...............................................21

13.     Consolidation, Merger or Sale or Transfer of Assets or Earning Power.....................................22

14.     Fractional Rights and Fractional Shares..................................................................24

15.     Rights of Action.........................................................................................25

16.     Agreement of Rights Holders..............................................................................25

17.     Rights Certificate Holder Not Deemed a Stockholder.......................................................26

18.     Matters Concerning the Rights Agent......................................................................26

19.     Merger or Consolidation or Change of Name of Rights Agent................................................26

20.     Duties of Rights Agent...................................................................................27

21.     Change of Rights Agent...................................................................................28

22.     Issuance of New Rights Certificates......................................................................29

23.     Redemption...............................................................................................30



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

24.     Notice of Certain Events.................................................................................31

25.     Notices..................................................................................................31

26.     Supplements and Amendments...............................................................................32

27.     Successors...............................................................................................33

28.     Benefits of this Agreement...............................................................................33

29.     Determinations and Actions by the Board..................................................................33

30.     Severability.............................................................................................33

31.     Governing Law............................................................................................33

32.     Counterparts.............................................................................................34

33.     Descriptive Headings.....................................................................................34


                                                         EXHIBITS

                                                                                                            EXHIBIT

Certificate of Designation, Preferences and Rights of
       Series A Junior Participating Preferred Stock...........................................................A

Form of Rights Certificate.....................................................................................B

Summary of Rights Plan........................................................................................ C




















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




                                RIGHTS AGREEMENT

         THIS AGREEMENT, dated as of November 6, 1998, between RENEX CORP., a Florida corporation (the "Company"), and CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, a _____________ corporation (the "Rights Agent").

                                R E C I T A L S:

         A. On November 5, 1998, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each Common Share (as defined herein) outstanding at the close of business on the Record Date (as hereinafter defined).

         B. The Company has authorized the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date (whether originally issued or delivered from the Company's treasury) and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase one one-hundredth (1/100) of a share of Preferred Stock (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of Common Shares then outstanding entitling such person to cast twenty (20%) percent or more of the votes that may be cast generally in an election of Directors of the Company. However, the term AAcquiring Person@ shall not include (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company or of any Subsidiary of the Company; (iv) an entity holding Common Shares for or pursuant to the terms of any such plan; (v) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding due to a repurchase of Voting Securities by the Company; and (vi) any Person who acquires newly issued Common Shares directly from the Company (it being understood that a purchase from a underwriter or other intermediary is not a purchase from the Company); provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company or the receipt of newly issued Common Shares directly from the Company and shall, after such share purchases or direct issuance by the Company, become the Beneficial Owner of any additional Common Shares, then such Person shall thereafter be deemed an AAcquiring Person,@ provided further, however that any transferee from such Person who becomes a Beneficial Owner of 20% or more of the Shares then outstanding shall nevertheless be deemed to be an AAcquiring Person@.

                  (b) "ACT" shall mean the Securities Act of 1933, as amended.

                  (c) "ADJUSTMENT SHARES" shall have the meaning as set forth in
Section 11(a) hereof.

                  (d) "ADVERSE PERSON" shall mean any person declared to be an adverse person by the Board of Directors upon determination that the criteria set forth in Section 11(a)(ii)(c) applies to such person.

                  (e) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  (f) "AGREEMENT" means this Rights Agreement as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

                  (g) A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN," any securities:

                           (i) which such Person or any of such Person's Affiliates or Associates may Beneficially Own, directly or indirectly;

                           (ii) which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own:

                                    (A) securities tendered pursuant to a tender
                  or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase,

                                    (B) securities issued upon exercise of
                  Rights at any time prior to the occurrence of a Triggering Event, or

                                    (C) securities issuable upon exercise of
                  Rights from and after the occurrence of a Triggering Event or securities issued pursuant to Section 11(a)(ii) hereof in connection with an adjustment made with respect to any Original Rights;

                           (iii) which such Person or any of such Person's Affiliates or Associates directly or indirectly has the right to vote or dispose of or has Beneficial Ownership pursuant to Rule 13d-3 of the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security:

                                    (A) arises solely from a revocable proxy or
                  consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and

                                    (B) is not also then reportable on Schedule
                  13D under the Exchange Act (or any comparable or successor report); or

                           (iv) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except to the extent permitted by section (iii)(B) of this paragraph (g) or disposing of any securities of the Company; PROVIDED, HOWEVER, that nothing in this paragraph shall cause a person engaged in the business as an underwriter of securities to be the Beneficial Owner of or to Beneficially Own securities acquired through such person's participation in good faith in a firm commitment underwriting, until the expiration of forty days after the date of such acquisition.

                  (h) "BOARD" shall mean the Board of Directors of the Company.

                  (i) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State in which the Rights Agent is located are authorized, or obligated, by law or executive order to close.

                  (j) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., New York City time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (k) "COMMON SHARES" when used with reference to the Company shall mean the shares of common stock, par value $.001 per share, of the Company. "Common Shares" when used with reference to any Person, other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first mentioned Person.

                  (l) "COMMON STOCK EQUIVALENT" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (m) "COMPANY" shall mean Renex Corp., a Florida corporation until a successor corporation shall have become such, or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor corporation or Principal Party.

                  (n) "CONTINUING DIRECTOR" shall mean (i) any member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person or a representative of an Acquiring Person or Adverse Person of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement or (ii) any Person who subsequently becomes a member of the Board, while such person is a member of the Board, who is not an Acquiring Person, Adverse Person, an Affiliate or Associate of an Acquiring Person or Adverse Person or a representative of an Acquiring Person, Adverse Person or an Affiliate or Associate of such, if such Person's nomination for election, or election to the Board is recommended or approved by a majority of the Continuing Directors.

                  (o) "CURRENT MARKET PRICE" shall have the meaning set forth in
Section 11(d) hereof.

                  (p) "CURRENT VALUE" shall have the meaning set forth in
Section 11(a)(iii) hereof.

                  (q) "DISTRIBUTION DATE" shall have the meaning set forth in
Section 3(a) hereof.

                  (r) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

                  (s) "EXPIRATION DATE" shall have the meaning set forth in
Section 7(a) hereof.

                  (t) "FINAL EXPIRATION DATE" shall mean the close of business on November 6, 2008.

                  (u) "ORIGINAL RIGHTS" shall mean the Rights acquired by such person or any of such Person=s Affiliates or Associates prior to the Distribution Date or pursuant to Sections 3(a) or 22 hereof.


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

                  (v) "PERSON" shall mean any individual, firm, corporation or other entity, and shall include without limitation an unincorporated group of persons who, by formal or informal agreement have embarked on a common purpose or act, and shall also include any successor (by merger or otherwise) of such entity.

                  (w) "PREFERRED STOCK" shall mean shares of Series A Junior Participating Preferred Stock, $.01 par value of the Company, designated the "Junior Series A" Preferred Stock and having the rights, and preferences set forth in the Form of Certificate of Resolution Fixing Terms of Series A Junior Participating Preferred Stock attached to this Agreement as Exhibit "A".

                  (x) "PRINCIPAL PARTY" shall have the meaning set forth in
Section 13(b) hereof.

                  (y) "PURCHASE PRICE" shall have the meaning set forth in
Section 4(a) hereof.

                  (z) "RECORD DATE" shall mean November 6, 1998.

                  (aa) "REDEMPTION PRICE" shall have the meaning set forth in
Section 23(a) hereof.

                  (bb) "RIGHTS" shall have the meaning set forth in Recital B at the beginning of this Agreement.

                  (cc) "RIGHTS AGENT" shall mean the Continental Stock Transfer and Trust Company, until a successor Rights Agent shall be appointed pursuant to the applicable provisions hereof and thereafter Rights Agent shall mean such successor Rights Agent.

                  (dd) "RIGHTS CERTIFICATE" shall have the meaning set forth in
Section 3(a) herein.

                  (ee) "RIGHTS DIVIDEND DECLARATION DATE" shall mean November 6, 1998.

                  (ff) "SHARE ACQUISITION DATE" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (gg) "SUBSIDIARY" of any Person shall mean any corporation or other entities of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

                  (hh) "TRIGGERING EVENT" shall mean any event described in
Section 11(a)(ii) or Section 13(a) hereafter

                  (ii) "VOTING SECURITIES" shall mean any securities of the Company entitling the holder thereof to vote generally in the election of the Directors of the Company.

Any determination or interpretation required in connection with any of the definitions contained in this Section 2 shall be made by the Board in its good faith judgment, which determination shall be final and binding on the Rights Agent and the holders of Rights.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.



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         Section 3.        ISSUANCE OF RIGHTS CERTIFICATES.

                  (a)      Until the earlier of:

                           (i) the Close of Business on the tenth day after the Share Acquisition Date;

         or

                           (ii) the Close of Business on the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any wholly-owned Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a Person of 20% or more of the outstanding Common Stock or any Voting Securities (including any such date which is after the date of this Agreement and prior to the issuance of the Right); or

                           (iii) a determination by the Board pursuant to the criteria set forth in Section 11(a)(ii)(c) hereof that a Person is an Adverse Person (the earliest of (i), (ii) or (iii) being herein referred to as the "Distribution Date"), then:

                                    (A) the Rights will be evidenced (subject to
                  the provisions of paragraph (b) of this Section (3)) by the certificates for Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and,

                                    (B) The Rights will be transferable only in
                  connection with the transfer of Common Shares (including a transfer to the Company).

As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights Certificates, in substantially the form of Exhibit "B" hereto, evidencing one Right for each Common Share so held subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, at the time of distribution of Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights Plan, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date, the Expiration Date or Final Expiration Date, the surrender for transfer of any certificate for Common Shares with respect to which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares.




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

                  (c) Rights shall be issued in respect of all Common Shares which are issued (whether originally issued or from the Company's treasury) after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date. Certificates for Common Shares issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Renex Corp. (the "Company") and Continental Stock Transfer and Trust Company (the "Rights Agreement"), dated as of November 6, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge upon receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person, Adverse Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of:

                           (i)      the Distribution Date, or

                           (ii)     the Expiration Date,

the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Stock after the Record Date, but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Section 4.        FORM OF RIGHTS CERTIFICATES.

                  (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredth (1/00) of a share of Preferred Stock as shall be set forth therein at the price per one one-hundredth (1/100) of a share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.





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

                  (b) Any Rights Certificates issued pursuant to Sections 3(a) or Section 22 hereof, that represents Rights which are Beneficially Owned by:

                           (i) an Acquiring Person, an Adverse Person or any Affiliate or Associate of such Acquiring Person or Adverse Person,

                           (ii) a transferee of an Acquiring Person or an Adverse Person (or of any Affiliate or Associate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such or

                           (iii) a transferee of an Acquiring Person or an Adverse Person (or of any of their Affiliates or Associates) who becomes a transferee prior to or concurrently with the Acquiring Person or the Adverse Person becoming such and receives such Rights pursuant to either:

                                    (A) a transfer (whether or not for
                  consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or the Adverse Person or to any Person with whom such Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or

                                    (B) a transfer which the Board has
                  determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Sections 6 or 11 hereof, upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this Section 4(b), shall contain (to the extent feasible) the following legend:

                  The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void under the circumstances specified in Section 7(e) of the Rights Agreement.

The provisions of Section 7(e) shall apply whether or not a Rights Certificate actually contains the foregoing legend.

         Section 5.        COUNTERSIGNATURE AND REGISTRATION.

                  (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal offices designated as the appropriate place for surrender (by execution or transfer) of Rights Certificates, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

                  (a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificates, entitling the registered holder to purchase a like number of Shares of Preferred Stock (or following a Triggering Event, Common Shares or other securities or property, as the case may
be) as the Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificates, to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner as the Company shall reasonably request. Thereupon, the Rights Agent shall subject to Section 4 and Section 7 thereof, countersign and deliver to the person entitled thereto a Rights Certificates, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

                  (a) Subject to Section 7(e) herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including without limitation, the restriction on exercisability set forth in Sections 9(c), 11(a)(ii) and 23(a) herein) in whole, or in part, at any time after the Distribution Date, upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth (1/100) of a share of Preferred Stock (or Common Shares, or other securities or property as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of:

                           (i) the Final Expiration Date, or

                           (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the ARedemption Date@) (such earlier time in (i) and (ii) being herein referred to as the "Expiration Date").

                  (b) The Purchase Price for each one one-hundredth (1/100) of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $25.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph 7(c) below.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or Company draft payable to the order of the Company, the Rights Agent shall thereupon promptly:

                           (i) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests;

                           (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14;

                           (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

                           (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate.

                  (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by:

                           (i) an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person,

                           (ii) a transferee of any such Acquiring Person or Adverse Person (or of any such Affiliate or Associate) who becomes a transferee after such Acquiring Person or Adverse Person becomes such, or

                           (iii) a transferee of any such Acquiring Person or Adverse Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with such

         Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either

                                    (A) a transfer (whether or not for
                  consideration) from such Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any person with whom such Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or

                                    (B) a transfer which the Board has
                  determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
                  Section 7(e),

shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights under this Agreement or otherwise from and after the occurrence of a Triggering Event. The Company shall use reasonable efforts to ensure that the provisions of this
Section 7(e) and Section 4(b) hereof are complied with, but the Company and the Rights Agent shall have no liability to any holder of Rights Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or Adverse Person or any of their Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent, nor the Company, shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7, unless such registered holder shall have:

                           (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise,

                           (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, as the Company reasonably requests, and

                           (iii) paid the Purchase Price in the form and amount as required pursuant to this Agreement.

         Section 8 CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or ex-change shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9  RESERVATION AND AVAILABILITY OF PREFERRED STOCK

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock (and following the occurrence of a Triggering Event, Common Shares and/or other securities), the number of shares of Preferred Stock

(and following the occurrences of a Triggering Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) So long as the Preferred Stock (and following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts to:

                           (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(iii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been delivered in accordance with Section 11(a)(iii) herein, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form,

                           (ii) cause such registration statement to become effective as soon as practicable after such filing, and

                           (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of:

                                    (A) the date as of which the Rights are no
                  longer exercisable for such securities, and

                                    (B) the Expiration Date of the Rights.

The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or Blue Sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and following a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (e) The Company further covenants and agrees that it will pay when due and payable, any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock (or Common Shares or other securities) as the case may be upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates for the Preferred Stock (or Common Shares or other securities as the case may be), in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10 PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for Preferred Stock (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such securities represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Shares and/or other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the Preferred Stock (or Common Shares and/or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, holders of Rights Certificates shall not be entitled to any rights of a stockholder of the Company with respect to Preferred Stock (or Common Shares and/or other securities) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11 ADJUSTMENT OF PURCHASE PRICE; NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares of Preferred Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a)      (i)      In the event the Company shall at any time
         after the date of this Agreement:

                                    (A) declare a dividend on the Preferred
                  Stock payable in Preferred Stock;

                                    (B) subdivide the outstanding Preferred
                  Stock;

                                    (C) combine the outstanding Preferred Stock
                  into a smaller number of shares, or

                                    (D) issue any shares of its capital stock in
                  a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) herein, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
         Section 11(a)(ii).

                           (ii)     In the event:

                                         (A) any Acquiring Person, Adverse
                       Person or any Associate or Affiliate of any Acquiring Person or Adverse Person, at any time after the date of this Agreement, directly or indirectly,

                                                  (1) shall merge into the
                                Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and unchanged,

                                                  (2) shall, in one transaction
                                or a series of transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company (Common Shares or otherwise) or otherwise obtain from the Company (with or without consideration), any additional shares of any class of capital stock of the Company or securities exercisable for or convertible into shares of any class of capital stock of the Company (other than pursuant to a pro rata distribution to all holders of Common Shares),

                                                  (3) shall sell, purchase,
                                lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of (in one transaction or a series of transactions), to, from or with (as the case may be), the Company or any of its Subsidiaries, assets, on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party other than pursuant to a transaction set forth in Section 13(a) hereof,

                                                  (4) shall sell, purchase,
                                lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of in one transaction or a series of transactions to, from or with (as the case may be) the Company or any of its Subsidiaries (other than incidental lines of business if any, engaged in as of the date hereof between the Company and such Acquiring Person, Adverse Person or Affiliate or Associate) assets having an aggregate fair market value of more than $1,000,000 other than pursuant to a transaction set forth in Section 13(a) hereof,

                                                  (5) shall receive any
                                compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or

                                                  (6) shall receive the benefit,
                                directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                                         (B) Any Person (other than the Company,
                       any Company Subsidiary, any employee benefit plan of the Company or of its Subsidiaries or any Person, or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), shall at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such person to become an Acquiring Person is

                                                  (1) a transaction set forth in
                                Section 13(a) hereof, or

                                                  (2) the acquisition of Common
                                Shares pursuant to a tender offer or an exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the members of the Board who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, or Adverse Person, after receiving advice from one or more investment banking firms, to be:

                                                          (x) at a price which
                                         is fair to stockholders (taking into
                                         account all factors which such members
                                         of the Board deem relevant including
                                         without limitation, prices which could
                                         reasonably be achieved if the Company
                                         or its assets were sold on an orderly
                                         basis designed to realize maximum
                                         value), and

                                                          (y) otherwise in the
                                         best interests of the Company and its
                                         stockholders; or

                                         (C) The Board shall declare any Person
                       to be an Adverse Person, upon:

                                                  (1) a determination that such
                                Person, alone or together with its Affiliates and Associates has, at any time after the Rights Dividend Declaration Date, become or has expressed an intention, privately or publicly, to become the Beneficial Owner of an amount of Common Shares which the Board determines to be substantial (which amount shall in any event be no less than 10% of the Common Shares then outstanding); and

                                                  (2) a determination by at
                                least a majority of the Board who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or any Adverse Person, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that:

                                                          (x) such Beneficial
                                         Ownership by such Person is intended to
                                         cause the Company to repurchase the
                                         Common Shares beneficially owned by
                                         such Person or to cause pressure on the
                                         Company to take action or enter into a
                                         transaction or series of transactions
                                         intended to provide such Person with
                                         short-term financial gain under
                                         circumstances where the Board
                                         determines that the best long-term
                                         interest of the Company and its
shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or

                                                          (y) such Beneficial
                                         Ownership is causing or is reasonably
                                         likely to cause, a material adverse
                                         impact (including, but not limited to,
                                         impairment of the Company's ability to
                                         maintain its competitive position or
                                         impairment of the Company's business
                                         reputation or ability to deal with
                                         government agencies) or the business or
                                         prospects of the Company (it being
                                         understood that a finding of
                                         qualification, suitability or the like
                                         by any regulatory body shall not
                                         preclude the Board from declaring such
                                         Person to be an Adverse Person,

               then, promptly following five (5) days after the date of occurrence of an event described in Section 11(a)(ii)(B) and promptly following the occurrence of an event described in
               Section 11(a)(ii)(A) or 11(a)(ii)(C) hereof, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredth (1/100) of a share of Preferred Stock, such number of Common Shares as shall equal the result obtained by:

                                                          (x) multiplying the
                                         then current Purchase Price by the then
                                         number of one one-hundredth (1/100) of
                                         a share of Preferred Stock for which a
                                         Right was exercisable immediately prior
                                         to the first occurrence of a Triggering
                                         Event and dividing that product (which
                                         following such first occurrence of a
                                         Triggering Event shall thereafter be
                                         referred to as the "Purchase Price" for
                                         each Right and for all purposes of this
                                         Agreement) by

                                                          (y) 50% of the Current
                                         Market Price per Common Share on the
                                         date of such first occurrence (such
                                         number of shares being referred to as
                                         the "Adjustment Shares").

                                (iii) In the event that the number of Common
               Shares which are authorized by the Company's Articles of Incorporation, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall;

                                         (A)      Determine the excess of

                                                  (1) the value of the
                                Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over

                                                  (2) the Purchase Price (such
                                excess being referred to as the "Spread"), and

                                         (B) with respect to each Right, make
                       adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, the following:

                                                  (1) cash,

                                                  (2) a reduction in the
                                Purchase Price,

                                                  (3) Common Shares or other
                                equity securities of the Company (including, without limitation, shares, or units of shares, or preferred stock which the Board has deemed to have the same value as shares of common Stock (such shares being referred to as "Common Stock Equivalents")),

                                                  (4) debt securities of the
                                Company,

                                                  (5) other assets, or

                                                  (6) any combination of the
                                foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment Banking firm selected by the Board;

               PROVIDED, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of:

                                                          (x) the first
                                         occurrence of a Triggering Event and

                                                          (y) the date on which
                                         the Company's right of redemption
                                         pursuant to Section 23(a) expires (the
                                         later of (x) and (y) being referred to
                                         herein as the "Section 11(a)(ii)
                                         Trigger Date"),

               then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Share could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Triggering Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended being referred to herein as the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company

                                                          (x) shall provide,
                                         subject to Section 7(e) hereof, that
                                         such action shall apply uniformly to
                                         all outstanding Rights, and

                                                          (y) may suspend the
                                         exercisability of the Rights until the
                                         Expiration of the Substitution Period
                                         in order to seek any authorization of
                                         additional shares and/or to decide the
                                         appropriate form of distribution to be
                                         made pursuant to such first sentence
                                         and to determine the value thereof.

In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the Current Market Price per share of the Common Shares on the

Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Shares on such date.

                       (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preference as the shares of Preferred Stock ("Equivalent Preferred Stock") or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of the Preferred Stock on such record date) the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of Preferred Stock which the aggregate offering price of the total number of Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Preferred Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                       (c) In case the Company shall fix a record date for a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or cash (other than a regular periodic cash dividend paid out of the earnings or retained earnings of the Company or a dividend payable in Preferred Stock), or assets or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such Current Market Price per share of the Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                       (d) (i) For the purpose of any computation hereunder, the "Current Market Price" per share of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Market Price per share of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares; or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" shall be appropriately adjusted to take into account ex dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the Closing Sale Price as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System or the NASDAQ Small Cap Market as the case may be or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which Banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Common Shares are not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of the Company, whose determination shall be described in a statement filed with the Rights Agent.

                                (ii) For the purpose of any computation
hereunder, the "Current Market Price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the shares of Preferred Stock are not publicly traded, the "Current Market Value" of the Preferred Stock shall be conclusively deemed to be the Current Market Value of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares or Preferred Stock are publicly held or so listed or traded, Current Market Value shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement to the Rights Agent.

                       (e) Notwithstanding anything hereunto the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of:

                                (i) three years from the date of the transaction
               which requires such adjustment, or

                                (ii) the date of the expiration of the right to
               exercise any Rights.

                       (f) If as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock (or Common Shares as the case may be), thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock (or Common Shares as the case may be) shall apply on like terms to any such other shares.

                       (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredth (1/100) of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                       (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth (1/100) of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by:

                                (i)      multiplying

                                         (A) the number of one one-hundredth
                       (1/100) of a share covered by a Right immediately prior to this adjustment, by

                                         (B) the Purchase Price in effect
                       immediately prior to such adjustment of the Purchase Price, and

                                (ii) dividing the product so obtained by the
               Purchase Price in effect immediately after such adjustment of the Purchase Price.

                       (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredth (1/100) of a share of Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth (1/100) of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                       (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredth (1/100) of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

                       (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Stock at such adjusted Purchase Price.

                       (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                       (m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that:

                                (i) any consolidation or subdivision of the
               Preferred Stock,

                                (ii) an issuance wholly for cash of any of the
               Preferred Stock at less than the Current Market Price,

                                (iii) an issuance wholly for cash of Preferred
               Stock or securities which by their terms are convertible into or exchangeable for Common Shares,

                                (iv) stock dividends, or

                                (v) issuance of rights, options or warrants
               referred to herein above in this Section 11,

hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                       (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date:

                                (i) consolidate with any other Person (other
               than a Company subsidiary in a transaction which complies with
               Section II(o) hereof,

                                (ii) merge with or into any other Person (other
               than a Company subsidiary in a transaction which complies with
               Section II(o) hereof, or

                                (iii) sell or transfer (or permit any Company
               subsidiary to sell or transfer) in one transaction or in a series of related transactions, assets or earning power aggregating more than 50% of its assets or earning power to any other Person or Persons if:

                                         (A) at the time of or immediately after
                       such consolidation, merger or sale, there are any rights, warrants, or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or

                                         (B) prior to, simultaneously with or
                       immediately after such consolidation, merger or sale, the stockholder of the Person who constitutes, or would constitute the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its affiliates or associates.

                       (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23 or 26 hereof, take (or permit any of its subsidiaries to take), any action if at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights;

                       (p) Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall at any time after the Rights Dividend Distribution Date and prior to the Distribution Date:

                                (i) declare a dividend in the outstanding Common
               Shares payable in Common Shares,

                                (ii) subdivide the outstanding Common Shares, or

                                (iii) combine the outstanding Common Shares into
               a smaller number of shares, the number of Rights associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Shares immediately prior to such event by the fraction, the numerator of which should be the total number of Common Shares outstanding immediately prior to the occurrence of the event, and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

                       (q) The failure by the Board of Directors to declare a Person to be an Adverse Person following such Person becoming or expressing an intention to become the beneficial owner of 10% or more of the outstanding Common Shares shall not imply that such Person is not an Adverse Person, or limit the Board's right at any time in the future to declare such Person to be an Adverse Person.

               Section 12 CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall:

                       (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,

                       (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock or Common Shares a copy of such certificate and

                       (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof.

The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

               Section 13 CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                       (a) In the event that following the Share Acquisition Date, directly or indirectly:

                                (i) the Company shall consolidate with, or merge
               with and into, any other Person (other than a Company Subsidiary) and the Company shall not be the continuing or surviving corporation,

                                (ii) any Person shall consolidate with the
               Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or

                                (iii) the Company shall sell or otherwise
               transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that:

                                         (A) each holder of a Right (except as
                       otherwise provided in Section 7(e) herein) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and fully tradeable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse matters as shall be equal to the result obtained by:

                                         (1) multiplying the then current
                                Purchase Price by the number of one
                                one-hundredth of a share of Preferred Stock for which a Right is then exercisable (or, if such Right is not then exercisable for a number of one one-hundredth of a share of Preferred Stock, the number of such fractional shares for which it was exercisable immediately prior to an event described under Section 11(a)(ii) hereof) and dividing that product by

                                         (2) 50% of the then Current Market
                                Price of the Common Stock of such Principal
                                Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;

                                (B) such Principal Party shall thereafter be
                       liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, or otherwise, all the obligations and duties of the Company pursuant to this Agreement;

                                (C) the term "Company" shall thereafter be
                       deemed to refer to such Principal Party it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and

                                (D) such Principal Party shall take such steps
                       (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

                                (E) the provisions of Section 11(a)(ii) hereof
                       shall be of no effect following the first occurrence of and Section 13 Event.

                       (b)      "Principal Party" shall mean:

                                (i) in the case of any transaction described in
               clause (A) or (B) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation, and if no securities are issued, the Person that is the other party to such merger or consolidation; and

                                (ii) in the case of any transaction described in
               Clause (C) of the first sentence of Section 13(a) the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

PROVIDED, HOWEVER, that in any such case:

                                         (A) if the Common Shares of such Person
                       is not at such time, and has not been continuously over the proceeding twelve (12) months registered, under
                       Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary of another Person, the Common Shares of which is and has been so registered, Principal Party shall refer to such other Person; and

                                         (B) in case such Person is a
                       Subsidiary, directly or indirectly, of more than one Person, and have been so registered, Principal Party shall refer to whichever of such Persons is the issuer of the common stock with the greatest aggregate market value.

                       (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraph (a) and (b) of Section 13 and further providing that as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will:

                                (i) prepare and file a registration statement
               under the Act, with respect to the Rights and securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to

                                         (A) become effective as soon as
                       practicable after such filing; and

                                         (B) remain effective (with a prospectus
                       at all times meeting the requirements of the Act) until the Expiration Date; and

                                (ii) will deliver to holders of the Rights
               historical financial statements for the Principal Party, and each of its affiliates, which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provision of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Triggering Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

               Section 14.      FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                       (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would other wise be issuable, an amount in cash equal to the same fraction of the Current Market Value of a whole Right. For the purpose of this Section 14(a), the Current Market Value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the Closing Sale Price as reported on the NASDAQ National Market System or the NASDAQ Small Cap Market as the case may be or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of the Company shall be used.

                       (b) The Company shall not be required to issue fractions of a share of Preferred Stock (other than fractions which are integral multiples of the one one-hundredth (1/100) of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Stock. In lieu of fractional shares, fractional shares of Preferred Stock that are not integral multiples of one one-hundredth (1/100) of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one one-hundredth (1/100) of a share of Preferred Stock. For purposes of this Section 14(b), the Current Market Value of one one-hundredth (1/100) of a share of Preferred Stock shall be one one-hundredth (1/100) of the closing price of a Preferred Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

                       (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of a Common Share upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one Common Share. For purposes of this Section 14(c), the Current Market Value of one Common Share shall be the closing price of one Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                       (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

               Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                  Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                       (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                       (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

                       (c) Subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notation of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent (subject to the last sentence of Section 7(e) hereof shall be required to be affected by any notice to the contrary; and

                       (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or rule making issued by a court of competent jurisdiction or by a governmental regulatory or administrative agency or commission or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its best efforts to have any such order, decree or ruling lifted, or otherwise overturned, as soon as possible.

               Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

               Section 18.      MATTERS CONCERNING THE RIGHTS AGENT.

                       (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the Premises.

                       (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

               Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

                       (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such

Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                       (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

               Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                       (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                       (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                       (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                       (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                       (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                       (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                       (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                       (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                       (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided however reasonable care was exercised in the selection and continued employment thereof.

                       (j) no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                       (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be has either not been completed or indicated an affirmative response to clause (1) and/or (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

               Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' written notice mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the

Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any other state of the United States:

                       (a) so long as such corporation is authorized to do business as a Transfer Agent under the Exchange Act; or

                       (b) so long as such corporation is authorized to do business as a banking institution which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000; or

                       (c) an affiliate of a corporation described in Clauses
(a) or (b) of this sentence.

After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

               Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company:

                       (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options whether or not under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issues by the Company, and

                       (b) may in any other case it deems necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or role; provided, however, that:

                                (i) no such Rights Certificate shall be issued
               if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and

                                (ii) no such Rights Certificate shall be issued
               if, and to the extent that appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

               Section 23.      REDEMPTION.

                       (a) The Board of the Company may, at its option, at any time prior to the earlier of:

                                (i) the Close of Business on the tenth day
               following the Share Acquisition Date (or if the Share Acquisition Date shall have accrued prior to the Record Date, the close of business on the tenth day following the Record Date;

                                (ii) a determination by the Board that a Person
               is an Adverse Person; or

                                (iii) the Final Expiration Date,

direct the Company to, and if so directed, the Company shall redeem, all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, if the Board authorizes redemption of the Rights in either of the circumstances set forth in clauses (A) or (B) below, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of the Continuing Directors:

                                         (A) if such authorization occurs on or
                       after the time a Person become an Acquiring Person; or

                                         (B) if such authorization occurs in or
                       after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any person who is a participant in such solicitation has stated (or if upon the commencement of such solicitation a majority of the Board has determined in good faith) that such Person (or any of its Affiliates and Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or an Adverse Person, or which would cause the occurrence of a Triggering Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding Common Shares not beneficially owned by such Person (or its Affiliates or Associates). Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Triggering Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the Current Market Value of the Common Shares at the time of redemption), or any other form of consideration deemed appropriate by the Board.

                       (b) Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses-as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the older receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

               Section 24.      NOTICE OF CERTAIN EVENTS.

                       (a) In case the Company shall propose at any time after the Distribution Date:

                                (i) to pay any dividend payable in stock of any
               class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company);

                                (ii) to offer to the holders of Preferred Stock,
               rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options;

                                (iii) to effect any reclassification of its
               Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock);

                                (iv) to effect any consolidation or merger into
               or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person; or

                                (v) to effect the liquidation, dissolution or
               winding up of the Company,

then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock for purposes of such action and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

                       (b) In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, to the extent feasible, and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

               Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                   Renex Corp.
                     2100 Ponce de Leon Boulevard, Suite 950
                           Coral Gables, Florida 33134
                              Attention: President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  Continental Stock Transfer and Trust Company
                                   2 Broadway
                            New York, New York 10004
                        Attention: _____________________

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

               Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the pertinent sentences of this Section 26, the Company and the Rights Agent shall, if the Board so directs, supplement or amend any provision of this Agreement without the approval of any holders of Rights Certificates; provided, however, such supplement or Amendment shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors from and after the Distribution Date and subject to the pertinent sentence of this Section 26, the Company and the Rights Agent shall if the Board so directs or amends this Agreement without the approval of the holders of Rights Certificates in order:

                       (a) to cure any ambiguity,

                       (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other Person,

                       (c) to shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of the Continuing Directors, or

                       (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holder of Rights Certificates (other than an Acquiring Person, Adverse Person or other affiliates and associates provided however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence:

                                (i) a term period relating to when the Rights
               may be redeemed at such time as the Rights are not then redeemable, or

                                (ii) any other time periods unless such
               lengthening is for the purpose of protecting, enhancing or clarifying the rights of and/or the benefits to holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Expiration Date, the Purchase Price or the number of Common Shares for which a Right is exercisable. Prior to the Distribution Date, the intent of the holders of Rights shall be deemed coincident with the rest of the holders of Common Shares.

               Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               Section 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates.

               Section 29. DETERMINATIONS AND ACTIONS BY THE BOARD. For all purposes of this Agreement, any calculation of the number of Preferred Stock, Common Stock or Voting Securities outstanding at any particular time, including for purposes of determining the particular percentages of such outstanding Common Shares or Voting Securities of which any person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board (and where specifically required herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (and where specifically required herein, the concurrence of the Continuing Directors) or to the Company or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to

                       (a) interpret the provisions of this Agreement; and

                       (b) make all the determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the rights or to amend the Agreement).

All such actions, calculations, interpretations and determinations (including for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (and where specifically required herein, the concurrence of the Continuing Directors) in good faith shall:

                                (i) be final, conclusive and binding on the
               Company the Rights Agent, the holders of the Rights and all other parties; and

                                (ii) not subject the Board or the Continuing
               Directors to any liability to the holders of the Rights.

               Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in good faith that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board.

               Section 31. GOVERNING LAW. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

               Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       RENEX CORP., a Florida corporation

                                       By:
                                          --------------------------------------
                                                  JAMES P. SHEA, President

                                       Attest:
                                              ----------------------------------
                                                     Assistant Secretary

                                       CONTINENTAL STOCK TRANSFER AND
                                       TRANSFER COMPANY

By:                                    By:
   --------------------------             --------------------------------------
      Assistant Secretary              Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                                       EXHIBIT A

                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
             RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                                   RENEX CORP.

               RENEX CORP., a corporation organized and existing under the law of the State of Florida, in accordance with the provisions of Section 607.0602 of the Florida Statutes, hereby certifies:

               That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Corporation=s Board of Directors on November 5, 1998, adopted the following resolution creating a series of 200,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

               RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

               SECTION 1. DESIGNATION AND AMOUNT. There is hereby created a series of Preferred Stock which shall be designated as the "Series A Junior Participating Preferred Stock" (the "Series A Stock") and the number of shares constituting such series shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and by the filing of a certificate pursuant to the provisions of the Florida Statutes stating that such increase or decrease has been so authorized, provided however, that no decrease shall reduce the number of shares of Series A Stock to a number less than that of the shares then outstanding, plus the number of shares of Series A Stock issuable upon exercise of outstanding rights, options of warrants or upon conversion of outstanding securities issued by the Company.

               SECTION 2.  DIVIDENDS AND DISTRIBUTIONS.

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Stock with respect to dividends, the holders of shares of Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Stock. In the event the Corporation shall at any time after November 6, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series A Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               SECTION 3. VOTING RIGHTS. The holders of shares of Series A Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or by law, the holders of shares of Series A Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               SECTION 4. CERTAIN RESTRICTIONS.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Stock outstanding shall have been paid in full, the Corporation shall not:

                        (i) declare or pay dividends on, make any other
               distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock;

                        (ii) declare or pay dividends on or make any other
               distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except dividends paid ratably on the Series A Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (iii) redeem or purchase or otherwise acquire for
               consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Stock;

                        (iv) purchase or otherwise acquire for consideration any
               shares of Series A Stock, or any shares of stock ranking on a parity with the Series A Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               SECTION 5. REACQUIRED SHARES. Any shares of Series A Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               SECTION 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

               (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock unless, prior thereto, the holders of shares of Series A Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference").

               (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

               SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               SECTION 8. NO REDEMPTION. The shares of Series A Stock shall not be redeemable by the Corporation. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares of stock to the extent permitted by law.

               SECTION 9. RANKING. The Series A Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

               SECTION 10. AMENDMENT. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Stock, voting separately as a class.

               SECTION 11. FRACTIONAL SHARES. Series A Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Stock.

               IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties' of perjury this ____ day of November 6, 1998.

                                          --------------------------------------
                                                       President

Attest:
       --------------------------------------
               Assistant Secretary

                                                                     EXHIBIT "B"



                           [Form of Right Certificate]



Certificate No. R-                                                        RIGHTS
                  ----                                                ----


               NOT EXERCISABLE AFTER NOVEMBER 6, 2008 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. IF THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE ISSUED TO A PERSON WHO OR BECAME WAS AN ACQUIRING PERSON OR AN ADVERSE PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS WERE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.

                                RIGHT CERTIFICATE

                                   RENEX CORP.

               THIS CERTIFIES that or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of November 6, 1998 (the "Rights Agreement") between RENEX CORP., a Florida corporation (the "Company"), and CONTINENTAL STOCK TRANSFER AND TRUST COMPANY (the ARights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on November 6, 2008 the principal office of the Rights Agent, or its successors as Rights Agent, one one-hundredth (1/100) of a fully paid, non-assessable share of the Series A Junior Participating Preferred Stock (the "Preferred Stock@) of the Company, at a purchase price of $25.00 per one one-hundredth (1/100) of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of November 6, 1998, based on the Preferred Stock as constituted at such date.

               Upon the occurrence of a Triggering Event (as such time is defined in the Rights Agreement) if the Rights evidenced by this Rights Certificates are Beneficially Owned by:

                                (i) an Acquiring Person or an Adverse Person or
               an Affiliate or Associate of any such Person;

                                (ii) a transferee of any such Acquiring Person,
               Adverse Person, Associate or Affiliate who becomes a transferee after such Acquiring Person, Adverse Person or Affiliate or Associate becomes such; or

                                (iii) under certain circumstances specified in
               the Rights Agreement a transfer of any such Acquiring Person, Adverse Person, Affiliate or Associate who becomes a transferee prior to or concurrently with such Acquiring Person or Adverse Person becoming such;

such Rights shall become null and void and no Acquiring Person, Adverse Person, Affiliate or Associate thereof holder hereof shall have any rights with respect to such Rights from and after the occurrence of such Triggering Event.

               As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

               This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

               This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate(s) surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate(s) for the number of whole Rights not exercised.

               Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on:

                       (a) the tenth day following the Share Acquisition Date (as such time period may be extended pursuant to the Rights Agreement),

                       (b) a determination by the Board that a Person is an Adverse Person, or

                       (c) the Final Expiration Date.

Under certain circumstance set forth in the Rights Agreement the decision to redeem shall require the concurrence of a majority of the Continuing Directors.

               No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

               No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

               This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of _________________________.


Attest:                                RENEX CORP.


By:                                    By:
   -------------------------------        --------------------------------------
             Secretary                            JAMES P. SHEA, President


                                       Countersigned:

                                       CONTINENTAL STOCK TRANSFER AND
                                       TRANSFER COMPANY


                                        By:
                                           -------------------------------------
                                                  Authorized Signature

                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the RIGHTS CERTIFICATES.)

         FOR VALUE RECEIVED _________________hereby sells, assigns and transfers unto____________________________________________________________________________
                 (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_________________Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.


Dated:______________________                     _______________________________
                                                            Signature
Signature Guaranteed:


                                   CERTIFICATE
                                   -----------

               The undersigned hereby certifies, by checking the appropriate boxes, that:

               (a) This Rights Certificate 9 is 9 is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

               (b) After due inquiry and to the best knowledge of the undersigned it 9 did 9 did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person, Adverse Person or an Affiliate or Associate of any such Person.


Dated:______________________                     _______________________________
                                                            Signature
Signature Guaranteed:


                                     NOTICE
                                     ------

               The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
      (To be executed if holder desires to exercise the RIGHTS CERTIFICATE)


To:  RENEX CORP.

               The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number:______________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

               If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:______________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated:_________________________             ____________________________________
                                                         Signature

                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of this RIGHTS
                                           CERTIFICATE)

Signature Guaranteed:

                                   CERTIFICATE
                                   -----------

               The undersigned hereby certifies by checking the appropriate boxes that:

               (a) This Rights Certificate 9 is 9 is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

               (b) After due inquiry and to the best knowledge of the undersigned it 9 did 9 did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person, Adverse Person or an Affiliate or Associate of any such Person.

Dated:_________________________             ____________________________________
                                                         Signature
Signature Guaranteed:

                                     NOTICE
                                     ------

               The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                     EXHIBIT "C"

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

               On November 5, 1998, the Board of Directors of RENEX CORP (the "Company") declared a dividend distribution of one ARight@ for each outstanding share of the Company=s common stock, par value $.001 per share (the "Common Stock") to stockholders of record at the close of business on November 6, 1998 (the "Record Date") and authorized the issuance of one Right with respect to each share of Common Stock that becomes outstanding between the Record Date and November 6, 2008 or such earlier time as the Rights are redeemed. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series A Junior Participating Preferred Stock, $.01 par value (the "Preferred Stock"), at a price of $25.00 per one one-hundredth (1/100) share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer and Trust Company, as Rights Agent.

               Initially, the Rights will be attached to all certificates representing Common Stock then outstanding and no separate Rights Certificates would be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of:

               (c) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"),has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, the date of such announcement being the "Share Acquisition Date";

               (d) ten (10) business days (or such later date as the Board shall determine) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 20% or more of such outstanding Common Shares; or

               (e) a determination by the Board of Directors of the Company (the "Board") that a person or group is an "Adverse Person."

               The Rights Plan contains an exemption from the definition of Acquiring Person for any issuance of Common Stock by the Company directly to any person (for example, in a private placement or an acquisition by the Company in which Common Stock is used as consideration), even if that person would become the beneficial owner of 20% or more of the Common Stock, provided that such person does not acquire any additional shares of Common Stock.

               A person may be declared an Adverse Person upon (a) a determination that such person, alone or together with its affiliates and associates, has become, or has expressed an intention to become, the owner of an amount of Common Shares which the Board determines to be substantial (which may not be less than 10% of the Common Shares then outstanding) and (b) a determination by at least a majority of the Board who are not officers of the Company and are not representatives or associates of the Acquiring Person or Adverse Persons ("Independent Directors") after reasonable inquiry and investigation, that such ownership (i) is intended to cause the Company to repurchase the Common Shares owned by such person or to cause the Company to take actions or enter into transactions which are intended to provide such person with a short term financial gain and which are not in the best long term interests of the Company and its stockholders or (ii) is causing, or is reasonably likely to cause, a material adverse impact on the Company.

               Until the Distribution Date, (i) the Rights would be evidenced by the Common Stock Certificates and would be transferred with and only with such Common Stock Certificates, (ii) new Common Stock Certificates received after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

               The Rights are not exercisable until the Distribution Date and will expire on November 6, 2008, unless earlier redeemed by the Company as described below.

               As soon as practicable after the Distribution Date, Rights Certificates will be mailed to all holders of record of Common Stock at the close of business on the Distribution Date. Thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only Common Shares issued prior to the Distribution Date will be issued with Rights.

               The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of retained earnings) or of subscription rights or warrants (other than those referred to above. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares will be issued and, in lieu thereof, cash payments will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

               In the event:

               (a) the Company is the surviving corporation in a merger with an Acquiring Person or Adverse Person and its Common Shares are not changed or exchanged,

               (b) a Person becomes an Acquiring Person (except pursuant to an offer for all outstanding Common Shares which a majority of the Independent Directors determined to be fair to, and otherwise in the best interest of the Company, and its Stockholders (a "Fair Offer"),

               (c) an Acquiring Person or Adverse Person engages in one or more "self dealing" transactions set forth in the Rights Agreement, or

               (d)  a Person is determined to be an Adverse Person,

(a "Triggering Event") then each holder of a Right will thereafter have the Right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of a Triggering Event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were beneficially owned by an Acquiring Person or Adverse Person will be null and void. Moreover, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

               For example, at an exercise price of $25.00 per Right, each Right not owned by an Acquiring Person or Adverse Person (or certain related parties) following an event set forth in the preceding paragraph could entitle the holder to purchase $50.00 worth of Common Shares (or other consideration as noted above) for the $25.00 Purchase Price. Assuming that the Common Shares have a per share value of $10.00 at such time, the holder of each valid Right would be entitled to purchase five (5) Common Shares for $25.00.

               In the event that at any time after a Share Acquisition Date:

               (a) the Company is acquired in a merger or other business combination transaction (other than a merger described in the second preceding paragraph or a merger which followed a Fair Offer); or

               (b) more than 50% of its assets or earning power were sold or transferred,

then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, the common stock, or the equivalent equity securities, of the acquiring company which have a value equal to two times the exercise price of the Right. (The events set forth in this paragraph and in the second preceding paragraph are referred to as "Triggering Events").

               In general, the Company may redeem the Rights in whole, but not in part, at any time until a determination that a person is an Adverse Person and until ten (10) days following the Share Acquisition Date at a price of $.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. Immediately upon the action of the Board, ordering the Rights to be redeemed (with where specifically required, the concurrence of the Continuing Directors), the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 Redemption Price.

               The term "Continuing Directors" means any member of the Board who was a member of the Board prior to the execution of the Rights Agreement, and any person who is subsequently elected to the Board, if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, Adverse Person or an Affiliate or Associate of the Acquiring Person or Adverse Person, or any representative of the foregoing entities.

               Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than such rights as a holder of Common Shares), including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights becomes exercisable for Common Shares (or other consideration) of the Company or common stock of the acquiring company as set forth above.

               Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interest of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at any time as the Rights are not redeemable.

               As of the Record Date, there were ______________ shares of Common Stock outstanding. Each share of Common Stock outstanding on and after the Record Date, will receive one Right. An aggregate of 200,000 shares of Preferred Stock will be reserved for issuance in the event of exercise of the Rights.

               The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or business combination, the Board of Directors may, at its option, at any time prior to the time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

               A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated November 6, 1998. A copy of the Rights Agreement is available free of charge from the Company or the Rights Agent. This Summary Description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.